Exhibit 4.2



                            UNILAB CORPORATION


                         11% SENIOR NOTES DUE 2006

                             _________________

                                 INDENTURE

                        Dated as of March 14, 1996
                             _________________


                            MARINE MIDLAND BANK

                                  Trustee

                           CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                          Indenture Section

310 (a)(1)                                   7.10
    (a)(2)                                   7.10
    (a)(3)                                   N.A.
    (a)(4)                                   N.A.
    (a)(5)                                   7.10
    (b)                                      7.10
    (c)                                      N.A.
311 (a)                                      7.11
    (b)                                      7.11
    (c)                                      N.A.
312 (a)                                      2.05
    (b)                                      N.A.
    (c)                                      N.A.
313 (a)                                      7.06
    (b)                                      7.06
    (c)                                      7.06
    (d)                                      7.06
314 (a)                                      N.A.
    (b)                                      N.A.
    (c)(1)                                   N.A.
    (c)(2)                                   N.A.
    (c)(3)                                   N.A.
    (d)                                      N.A.
    (e)                                      N.A.
    (f)                                      N.A.
315 (a)                                      N.A.
    (b)                                      7.05
    (c)                                      N.A.
    (d)                                      N.A.
    (e)                                      N.A.
316 (a)(last sentence)                       N.A.
    (a)(1)(A)                                N.A.
    (a)(1)(B)                                N.A.
    (a)(2)                                   N.A.
    (b)                                      N.A.
    (c)                                      2.13
317 (a)(1)                                   N.A.
    (a)(2)                                   N.A.
    (b)                                      N.A.
318 (a)                                      N.A.
    (b)                                      N.A.
    (c)                                      N.A.
N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

                      TABLE OF CONTENTS

                            ARTICLE 1
           DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01.  Definitions
         Section 1.02.  Other Definitions
         Section 1.03.  Incorporation by Reference of
                             Trust Indenture Act
         Section 1.04.  Rules of Construction

                            ARTICLE 2
                            THE NOTES

         Section 2.01.  Form and Dating
         Section 2.02.  Execution and Authentication
         Section 2.03.  Registrar and Paying Agent
         Section 2.04.  Paying Agent to Hold Money in Trust
         Section 2.05.  Lists of Holders of the Notes
         Section 2.06.  Transfer and Exchange
         Section 2.07.  Replacement Notes
         Section 2.08.  Outstanding Notes
         Section 2.09.  Treasury Notes
         Section 2.10.  Temporary Notes
         Section 2.11.  Cancellation
         Section 2.12.  Defaulted Interest
         Section 2.13.  Record Date
         Section 2.14.  CUSIP Number
         Section 2.15.  Computation of Interest

                           ARTICLE 3
                REDEMPTION AND OFFERS TO PURCHASE

         Section 3.01.  Notices to Trustee
         Section 3.02.  Selection of Notes to Be Purchased or Redeemed
         Section 3.03.  Notice of Redemption
         Section 3.04.  Effect of Notice of Redemption
         Section 3.05.  Deposit of Redemption or Purchase Price
         Section 3.06.  Notes Redeemed or Purchased in Part
         Section 3.07.  Optional Redemption
         Section 3.08.  Mandatory Redemption
         Section 3.09.  Asset Sale Offers

                            ARTICLE 4
                            COVENANTS

         Section 4.01.  Payment of Notes
         Section 4.02.  Maintenance of Office or Agency
         Section 4.03.  Reports
         Section 4.04   Compliance Certificate
         Section 4.05.  Taxes
         Section 4.06.  Stay, Extension and Usury Laws
         Section 4.07.  Restricted Payments
         Section 4.08.  Dividend and Other Payment Restrictions
                           Affecting Subsidiaries
         Section 4.09.  Line of Business
         Section 4.10.  Asset Sales
         Section 4.11.  Transactions with Affiliates
         Section 4.12.  Liens
         Section 4.13.  Sale and Lease Back Transactions
         Section 4.14.  Incurrence of Indebtedness and Issuance
                           of Preferred Stock
         Section 4.15.  Offer to Purchase Upon Change of Control
         Section 4.16.  Corporate Existence

                            ARTICLE 5
                           SUCCESSORS

         Section 5.01.  Merger, Consolidation, or Sale of Assets
         Section 5.02.  Successor Corporation Substituted

                           ARTICLE 6
                      DEFAULTS AND REMEDIES

         Section 6.01.  Events of Default
         Section 6.02.  Acceleration and Payment of Premium
         Section 6.03.  Other Remedies
         Section 6.04.  Waiver of Past Defaults
         Section 6.05.  Control by Majority
         Section 6.06.  Limitation on Suits
         Section 6.07.  Rights of Holders of Notes to Receive Payment
         Section 6.08.  Collection Suit by Trustee
         Section 6.09.  Trustee May File Proofs of Claim
         Section 6.10.  Priorities
         Section 6.11.  Undertaking for Costs

                           ARTICLE 7
                            TRUSTEE

         Section 7.01.  Duties of Trustee
         Section 7.02.  Rights of Trustee
         Section 7.03.  Individual Rights of Trustee
         Section 7.04.  Trustee's Disclaimer
         Section 7.05.  Notice of Defaults
         Section 7.06.  Reports by Trustee to Holders of the Notes
         Section 7.07.  Compensation and Indemnity
         Section 7.08.  Replacement of Trustee
         Section 7.09.  Successor Trustee by Merger, etc.
         Section 7.10.  Eligibility; Disqualification
         Section 7.11.  Preferential Collection of Claims Against Company

                            ARTICLE 8
            LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.01.  Option to Effect Legal Defeasance
                             or Covenant Defeasance
         Section 8.02.  Legal Defeasance and Discharge
         Section 8.03.  Covenant Defeasance
         Section 8.04.  Conditions to Legal or Covenant Defeasance
         Section 8.05.  Deposited Money and Government
                             Securities to be Held in Trust; Other
                             Miscellaneous Provisions.
         Section 8.06.  Repayment to Company
         Section 8.07.  Reinstatement

                            ARTICLE 9
                AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01.  Without Consent of Holders of Notes
         Section 9.02.  With Consent of Holders of Notes
         Section 9.03.  Compliance with Trust Indenture Act
         Section 9.04.  Revocation and Effect of Consents
         Section 9.05.  Notation on or Exchange of Notes
         Section 9.06.  Trustee to Sign Amendments, etc.


                           ARTICLE 10
                          MISCELLANEOUS

         Section 10.01. Trust Indenture Act Controls
         Section 10.02. Notices
         Section 10.03. Communication by Holders of Notes with Other
                             Holders of Notes
         Section 10.04. Certificate and Opinion as to Conditions Precedent
         Section 10.05. Statements Required in Certificate or Opinion
         Section 10.06. Rules by Trustee and Agents
         Section 10.07. No Personal Liability of Directors,
                             Officers, Employees and
                             Stockholders
         Section 10.08. Governing Law
         Section 10.09. No Adverse Interpretation of Other Agreements
         Section 10.10. Successors
         Section 10.11. Severability
         Section 10.12. Counterpart Originals
         Section 10.13. Table of Contents, Headings, etc.
         Section 10.14.  Trustee To Include Paying Agent

              INDENTURE dated as of March 14, 1996
among Unilab Corporation, a Delaware corporation, as Issuer
("Unilab"), and Marine Midland Bank, as trustee (the
"Trustee").

              The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Senior Notes due 2006:


                  ARTICLE 1
        DEFINITIONS AND INCORPORATION
                BY REFERENCE

Section 1.01. Definitions.

              "Acquired Debt" means, with respect to the Company or any of its Restricted Subsidiaries, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of the Company or assumed in connection with the acquisition of assets from such Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of the Company or such acquisition of assets, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

              "Agent" means any Registrar, Paying Agent or co-Registrar.

              "Asset Sale" means (i) the sale, lease (that has the effect of a disposition and is not for security purposes), conveyance or other disposition (that is not for security purposes) of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or the provisions described above under Article 5 hereof and not by the provisions of the Asset Sale covenant), and (ii) the issuance of Equity Interests in any of the Company's Restricted
Subsidiaries or the sale of Equity Interests in any of its Subsidiaries, in the case of either clause (i) or (ii) whether in a single transaction or a series of related transactions for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted
Subsidiary of the Company, (iii) sales or other dispositions of obsolete equipment and (iv) a Restricted Payment that is permitted under Section 4.07 hereof will not be deemed to be Asset Sales.

              "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

              "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

              "Board of Directors" means the Board of
Directors of the Company or any authorized committee of the Board of Directors.

              "Board Resolution" means a copy of a
resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "Borrowing Base" means, as of any date, an amount equal to (i) the greater of (A) $20 million and (B) 80% of all accounts receivable owned by the Company and its Restricted Subsidiaries as of such date that are not more than 120 days past due minus (ii) the aggregate amount of all permanent reductions of Senior Revolving Debt required to be made pursuant to clause (a) of the second paragraph of Section
4.10 hereof. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

              "Business Day" means any day other than a Legal Holiday.

              "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

              "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of a partnership, partnership interests (whether general or limited), (iii) in the case of an association or any other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity, and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") and in each case maturing within six months after the date of acquisition.

              "Change of Control" means the occurrence of any of the following events: (i) except for any transaction not constituting a Change of Control pursuant to clause (iii) below, any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation or for security purposes), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) the adoption by the Company of a plan for the liquidation or dissolution of the Company, (iii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock
(other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted
Payment under Section 4.07 hereof and (B) the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the total Voting Stock of the surviving or transferee corporation immediately after such transaction, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined in Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company, or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company, and has acquired such Voting Stock, will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

              "Commission" means the Securities and
Exchange Commission.

              "Company" means Unilab until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

              "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary or nonrecurring loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing costs attributable to the sale of the Notes) to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.
Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

              "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Person that is a Subsidiary (other than a Restricted Subsidiary of which at least 80% of the Voting Stock of such subsidiary is owned by the referent
Person directly or indirectly through one or more Wholly
Owned Restricted Subsidiaries) shall be included only to the extent of the amount of dividends or similar distributions paid to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (iii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iv) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (v) the cumulative effect of a change in accounting principles shall be excluded.

              "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.


              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

              "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

              "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy
Law.

              "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

              "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent such Capital Stock is exchangeable only at the option of such Person and only subject to the terms of any debt instrument to which such Person is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to October 1, 2006.

              "Dollars" and "$" mean lawful money of the United States of America.


              "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

              "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

              "Existing Credit Facility" means that certain Credit Facility, dated as of May 16, 1995, by and among the Company and Banque Paribas, as Agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, increasing the commitments under, or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

              "Existing Indebtedness" means up to $11.5 million in aggregate principal amount of Indebtedness of the Company (other than Indebtedness under the Existing Credit Facility or the New Credit Facility, as the case may be) in existence on the date hereof, until such amounts are repaid.

              "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing costs attributable to the sale of the Notes) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

              "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period;
provided, however that (i) if the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings), issues or redeems preferred stock or otherwise disposes of assets subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, such issuance or redemption of preferred stock or such disposition of assets, as if the same had occurred at the beginning of the applicable four-quarter reference period; (ii) if the Company or any Restricted Subsidiary has made any acquisition of assets or common stock of an entity, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the four-quarter reference period but prior to the Calculation Date, the Fixed Charge Coverage Ratio shall be calculated as if such acquisition had occurred at the beginning of the applicable four-quarter reference period; (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture; provided, however, that all reports and other financial information provided by the Company to the Holders, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

              "Government Securities" means direct
obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

              "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing
Person may be liable pursuant to the terms of the applicable Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case, the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

              "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

              "Holder" means a Person in whose name a
Note is registered.

              "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person, but only to the extent of the fair market value of such asset if such fair market value is less than the amount of such Indebtedness and such Indebtedness has not been assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person and the liquidation preference of preferred stock issued by such Person, in each case, if held by any Person other than the Company or a Restricted Subsidiary and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

              "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

              "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP but excluding extensions of trade credit in the ordinary course of business; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of Equity Interests (other than Disqualified Stock) of the Company shall not be deemed to be an Investment.

              "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of any financing statement under the Uniform Commercial Code
(or equivalent statutes) of any jurisdiction).


              "Net Income" means, with respect to any
Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain
(but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

              "Net Proceeds" means the aggregate cash
proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of fees, commissions, expenses and other direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses and severance or shut down costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of Indebtedness (other than Senior Revolving Debt) secured by a
Lien on the asset or assets that were the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserves in accordance with GAAP against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

              "New Credit Facility" means that certain Credit Facility, dated as of March 14, 1996, by and among the Company, Banque Paribas, as Agent, the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, increasing the commitments under, or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

              "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted
Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable (as a guarantor or otherwise), or (C) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

              "Non-Voting Preferred Stock" means the
Company's issued and outstanding convertible preferred stock, $.01 par value, which is redeemable at the option of the Company after November 10, 1998 and which has a liquidation preference of $5.75 per share.

              "Notes" means the 11% Senior Notes due
2006, as amended or supplemented from time to time pursuant to the terms hereof, that are issued under this Indenture.

              "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

              "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company, that meets the requirements of Section
10.05 hereof.

              "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 10.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

              "Permitted Acquisition Indebtedness" means any Indebtedness the proceeds of which are used to make an Investment in any Person or substantially all of the assets of any Person, in either case, that is engaged in a Permitted Business; provided, however, that (i) such Indebtedness shall not provide for payment of principal thereon (whether pursuant to any scheduled sinking fund or at maturity) prior to October 1, 2006; (ii) such Indebtedness shall not provide for the payment of cash interest with respect thereto (A) prior to five years after the initial incurrence of such Permitted Acquisition Indebtedness (the "Triggering Date") and (B) unless such Permitted Acquisition Indebtedness could then be incurred pursuant to the first paragraph under Section 4.14. hereof at any time after the Triggering Date and prior to April 1, 2006;
(iii) such Indebtedness shall provide that (A) upon the occurrence of certain bankruptcy events with respect to the Company and (B) during the continuance of any other Default under the Notes, no payment of principal, premium or interest on such Permitted Acquisition Indebtedness shall be made until the earlier to occur of (1) the date on which all principal, premium and interest and other obligations with respect to the Notes has been paid in cash or (2) the date on which such Default under the Notes has been cured or waived by the requisite holders of the Notes; and (iv) such Indebtedness shall provide that, for so long as the Notes are outstanding, no acceleration of the obligations thereunder shall become effective and no other remedy with respect to a default thereunder shall be taken unless the Indebtedness of the Company with respect to the Notes has been accelerated or is otherwise due and payable at the time of acceleration of such Permitted Acquisition Indebtedness.

              "Permitted Business" means the provision of any health care services and any activity reasonably related thereto.

              "Permitted Investments" means (a) any
Investments in the Company or in a Restricted Subsidiary of the Company; (b) any Investments in cash or Cash Equivalents; (c) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if, as a result of such Investment, such Person becomes a Restricted Subsidiary of the Company, or is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) Investments in one or more entities engaged in a Permitted Business of which the Company (v) owns Capital
Stock in an aggregate amount outstanding at any time not to exceed $5 million; (e) accounts receivable arising in the ordinary course of business; and (f) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section
4.10 hereof.

              "Permitted Liens" means (i) Liens in favor of the Company; (ii) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not incurred in connection with such event, merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were not incurred in connection with such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens on accounts receivable and inventory and proceeds thereof and cash collateral accounts to secure Senior Revolving Debt permitted by clause (i) of Section 4.14 hereof; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the second paragraph of Section
4.14 hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date hereof; (viii)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision required by GAAP shall have been made therefor; (ix) statutory Liens of landlords and carriers', warehousemens', mechanics', suppliers', materialmens', repairmens' or other like Liens arising in the ordinary course of business, deposits made to obtain the release of such Liens, and with respect to amounts not yet delinquent for a period of more than 60 days or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (x) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business; (xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xii) judgment and attachment Liens not giving rise to an Event of Default; (xiii) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted
Subsidiaries; (xiv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted
Subsidiaries; (xv) any interest or title of a lessor in the property subject to any operating lease permitted pursuant to Section
4.13 hereof; (xvi) Liens arising from filing Uniform
Commercial Code financing statements regarding leases; (xvii) the Lien granted to the Trustee under the Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for Indebtedness permitted by the terms hereof; and (xviii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed
$2.0 million at any one time outstanding, are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

              "Permitted Refinancing Indebtedness" means any Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (including principal, interest, fees, expenses and costs thereof) other Indebtedness or the cost of such Permitted Refinancing Indebtedness of the Company;
provided that, except with respect to Indebtedness incurred to repay, repurchase, redeem or defease all the Notes: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of accrued interest, fees, expenses, premiums and other amounts payable in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

              "Purchase Money Obligation" means any
Indebtedness of the Company incurred to finance the purchase or construction of any assets by the Company, to the extent (i) the purchase cost or cost of construction for such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP and (ii) such Purchase
Money Obligation is incurred within 90 days of such purchase or construction.


              "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Restricted Investment" means an Investment other than a Permitted Investment.

              "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted
Subsidiary.

              "Securities Act" means the Securities Act of
1933, as amended.

              "Senior Revolving Debt" means Obligations in respect of revolving credit borrowings and letters of credit under the Existing Credit Facility, the New Credit Facility and/or any successor facility or facilities.

              "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

              "Subsidiary" means, with respect to any
Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

              "TIA" means the Trust Indenture Act of 1939
(15 U.S.C. Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act of 1939; provided, however, that in the event the Trust Indenture
Act of 1939 is amended after such date, the "TIA" means, to the extent required by such amendment, the Trust Indenture
Act of 1939 as so amended.

              "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means any successor trustee serving hereunder.

              "Unrestricted Subsidiary" means (i) any
Subsidiary that at the time of determination is an Unrestricted Subsidiary (as designated in compliance with this definition by the Board of Directors pursuant to a Board Resolution) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if such Subsidiary: (A) has no Indebtedness other than Non-Recourse Debt; (B) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted
Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (C) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (D) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (E) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.
Any such designation by the Board of Directors shall be deemed to constitute a Restricted Investment in such subsidiary (with the amount thereof equal to the fair market value of the assets of such subsidiary) and shall be required to comply with
Section 4.07   hereof.  Any such designation shall be
evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07 hereof.  If, at any time, any Unrestricted
Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date
(and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.14 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted
Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.14 hereof and (ii) no Default or Event of Default would be in existence following such designation.

              "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

              "Wholly Owned Restricted Subsidiary" of any
Person means a Restricted Subsidiary of such Person all outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned
Restricted Subsidiaries of such Person.

Section 1.02. Other Definitions.
                                               Defined in
              Term                              Section

    "Affiliate Transaction"                         4.11
    "Asset Sale Offer"                              4.10
    "Change of Control Offer"                       4.15
    "Change of Control Payment"                     4.15
    "Change of Control Payment Date"                4.15
    "Covenant Defeasance"                           8.03
    "Commencement Date"                             4.10
    "Event of Default"                              6.01
    "Excess Proceeds"                               4.10
    "incur"                                         4.14
    "Legal Defeasance"                              8.02
    "Moody's"                                       1.01
    "Offer Amount"                                  3.09
    "Offer Period"                                  3.09
    "Paying Agent"                                  2.03
    "Payment Default"                               6.01
    "Prior Acquisition"                             4.10
    "Purchase Date"                                 3.09
    "Registrar"                                     2.03
    "Restricted Payments"                           4.07
    "S&P". . .                                      1.01
    "Subsequent Asset Sale"                         4.10

Section 1.03.   Incorporation by Reference of Trust
                Indenture Act.

       Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, other than those provisions of the TIA that may be excluded herein, which provision shall be excluded to the extent specifically excluded in this Indenture.

       The following TIA terms used in this Indenture have the following meanings:

       "indenture securities" means the Notes;

       "indenture security holder" means a Holder of a Note;

       "indenture to be qualified" means this Indenture;

       "indenture trustee" or "institutional trustee" means the Trustee;

       "obligor" on the Notes means the Company and any successor obligor upon the Notes, as the case may be.

       All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule or regulation promulgated by the Commission under the TIA have the meanings so assigned to them.

Section 1.04.   Rules of Construction.

       Unless the context otherwise requires:

       (1)   a term has the meaning assigned to it;

       (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

       (3)   "or" is not exclusive;

       (4) words in the singular include the plural, and in the plural include the singular;

       (5) provisions apply to successive events and transactions; and

       (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.


                  ARTICLE 2
                  THE NOTES

Section 2.01.   Form and Dating.

       The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject, or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable in registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof.

Section 2.02.   Execution and Authentication.

       One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

       If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

       A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

       The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to an aggregate principal amount at maturity stated in the Notes. The aggregate principal amount at maturity of Notes outstanding at any time shall not exceed such amount except as provided in Section 2.07 hereof.

       The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.   Registrar and Paying Agent.

       The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent") within the City of and the State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder.
The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company may act as Paying
Agent, Registrar or co-Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section
7.07 hereof.

       The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.   Paying Agent to Hold Money in Trust.

       The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.
The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.05.   Lists of Holders of the Notes.

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount at maturity of the Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06.   Transfer and Exchange.

       When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount at maturity of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Issuer and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing.
To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

       Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day fifteen (15) days before the day of any selection of Notes for redemption or purchase under Section 3.02 hereof and ending at the close of business on the day of selection,
(ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

       No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Company).

       Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

Section 2.07.   Replacement Notes.

       If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note and the ownership thereof, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. In every case the applicant for a replacement Note shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee, an indemnity bond as may be required in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, each Agent and each authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the applicant for their expenses in replacing a Note.

       Every replacement Note is an additional
Obligation of the Company and shall be entitled to all of the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and ratably with all other
Notes duly issued hereunder.

Section 2.08.   Outstanding Notes.

       The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount at maturity of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09.   Treasury Notes.

       In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.10.   Temporary Notes.

       Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.11.   Cancellation.

       The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to
Section 2.07 hereof, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company.

Section 2.12.   Defaulted Interest.

       If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders, at their addresses as they appear on the register of Notes maintained by the Registrar, a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.   Record Date.

       The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

Section 2.14.   CUSIP Number.

       The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

Section 2.15.   Computation of Interest.

       Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.


                 ARTICLE 3
      REDEMPTION AND OFFERS TO PURCHASE

Section 3.01.   Notices to Trustee.

       If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount at maturity of Notes to be redeemed and (iv) the redemption price.

       If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 3.09 or
4.15 hereof, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price, (iv) the principal amount at maturity of the Notes to be purchased, (v) the purchase date, and (vi) further setting forth, as applicable, a statement to the effect that (a) the Company or one of its Restricted Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $5.0 million and the amount of such Excess Proceeds or
(b) a Change of Control has occurred.

Section 3.02.   Selection of Notes to Be Purchased or
                Redeemed.

       If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the applicable Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method the Trustee deems fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part.

       The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial purchase or redemption, the principal amount at maturity thereof to be purchased or redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.   Notice of Redemption.

       At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, postage prepaid, a notice of redemption to Holders whose Notes are to be redeemed at their last addresses as they shall appear upon the registry books.
The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

       The notice shall identify the Notes to be redeemed and shall state:

          (a)   the redemption date;

          (b)   the redemption price (including accrued
                interest to the redemption date);

          (c) the principal amount at maturity of Notes to be redeemed;

          (d)   if any Note is being redeemed in part,
                the portion of the principal amount at
                maturity of such Note to be redeemed
                and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion shall be issued upon cancellation of the original
                Note;

          (e)   the name and address of the Paying
                Agent;

          (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (g)   that, unless the Company defaults in
                making such redemption payment,
                interest on Notes called for redemption
                ceases to accrue on and after the
                redemption date; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.   Effect of Notice of Redemption.

       Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.

Section 3.05.   Deposit of Redemption or Purchase Price.

       On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 3.09 or 4.15, the Company shall deposit with the Trustee or with the Paying
Agent in immediately available funds money sufficient to pay the redemption or purchase price of and unpaid and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of (including any applicable premium), and accrued interest on, all Notes to be redeemed or purchased.

       If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on all Notes to be redeemed or purchased on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or subject to an Asset Sale Offer or Change of Control Offer shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.   Notes Redeemed or Purchased in Part.

       Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount at maturity to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07.   Optional Redemption.

       Except as provided in the next paragraph, the Notes shall not be redeemable at the Company's option prior to April 1, 2001. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

    Year      Percentage

    2001      105.500%
    2002      103.667%
    2003      101.833%
    2004 and thereafter. . . . . . . . . . . .  100.000%

       Notwithstanding the foregoing, at any time prior to April 1, 1999, the Company may on one or more occasions redeem up to $42.0 million in aggregate principal amount at maturity of Notes with the net proceeds of one or more public offerings of common stock of the Company at a redemption price equal to 110% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon to the applicable redemption date; provided that at least $78.0 million in aggregate principal amount at maturity of the Notes remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 90 days of the date of the closing of such public offering.

Section 3.08.   Mandatory Redemption.

       Except as set forth below under Section 3.09,
Section 4.10 and Section 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.   Asset Sale Offers.

       In the event that the Company shall be required to commence an Asset Sale Offer pursuant to Section 4.10 hereof, it shall follow the procedures specified below:

       The Asset Sale Offer shall remain open for 20
Business Days after the Commencement Date relating to such Asset Sale Offer, except to the extent required to be extended by applicable law (as so extended, the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount at maturity (the "Offer Amount") of Notes required to be purchased in such Asset Sale Offer pursuant to Sections 3.02 and 4.10 hereof or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

       If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any interest accrued to such Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

       On the Commencement Date of any Asset Sale
Offer, the Company shall send or cause to be sent, by first class mail, postage prepaid, a notice to each of the Holders, with a copy to the Trustee. Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Asset Sale Offer and shall state:

       (1)   that the Asset Sale Offer is being made
             pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale
             Offer shall remain open;

       (2) the Offer Amount, the purchase price and the Purchase Date;

       (3) that any Note not tendered or accepted for payment shall continue to accrue interest;

       (4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Asset
             Sale Offer shall cease to accrue interest after the Purchase Date;

       (5)   that Holders electing to have a Note
             purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect
             Purchase" on the reverse of the Note
             completed, to the Company, a depositary, if appointed by the Company, or a Paying
             Agent at the address specified in the notice prior to the close of business at least one
             Business Day preceding the Purchase Date;

       (6) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

       (7) that, if the aggregate principal amount at maturity of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

       (8)   that Holders whose Notes were purchased
             only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered.

       On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount at maturity of Notes equal to the Offer Amount, together with accrued interest thereon, if any, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, pursuant to Section 3.02 hereof, an aggregate principal amount at maturity equal to the Offer
Amount of Notes tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes or portions thereof tendered, (ii) deliver or cause the Paying
Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Purchase Price with respect to the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount at maturity to any unpurchased portion of such Holder's Notes surrendered. Any
Note not accepted in the Asset Sale Offer shall be promptly mailed or delivered by the Company to the Holder thereof.
The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Asset Sale Offer on the Purchase Date.

       Other than as specifically provided in this Section
3.09, each purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and
3.06 hereof.


                  ARTICLE 4
                  COVENANTS

Section 4.01.   Payment of Notes.

       The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest paid on the Notes.

       The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.   Maintenance of Office or Agency.

       The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

       The Company may also from time to time
designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       The Company hereby designates the Corporate
Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.   Reports.

       So long as required to do so under the Exchange
Act, the Company shall file with the Commission and distribute to the Holders of the Notes copies of the quarterly and annual financial information required to be filed with the Commission pursuant to the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries. In addition, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall file with the Commission (unless the Commission will not accept such a filing) and furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. The Company also agrees to make such information available to securities analysts and prospective investors upon request.

       The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, within 120 days after the end of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year.

       The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.03.

Section 4.04  Compliance Certificate.

       (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate which need not comply with Section 10.05 from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

       (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to Section 4.03 hereof, the Company shall use its best efforts to deliver a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Article 4, Section
5.01 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officer's Certificate certifying that it has used its best efforts to obtain such statement but was unable to do so.

       (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.   Taxes.

       The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

Section 4.06.   Stay, Extension and Usury Laws.

       The Company (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.   Restricted Payments.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company), except in each case for dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company;
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value prior to any scheduled maturity date, scheduled repayment date (except for mandatory repurchases or redemptions upon the occurrence of certain specified events) or sinking fund payment date any Indebtedness that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless:

       (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

       (b)   the Company would, at the time of such
    Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional
    Indebtedness pursuant to the Fixed Charge Coverage
    Ratio test set forth in the first paragraph of Section 4.14 hereof;

       (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (b)(1) and (b)(2) in the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net
    Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of any cash dividends received by the Company or a Restricted Subsidiary of the Company after the date of the Indenture from any Unrestricted Subsidiary of the Company, plus (iii)
    100% of the aggregate net cash proceeds and the fair market value of any property that is converted into cash within 180 days after receipt thereof, in each case, that is received by the Company as a capital contribution or from the issue or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), provided, however, that in no event shall any net proceeds or property utilized to redeem, repurchase, retire or acquire Equity Interests or subordinated Indebtedness pursuant to clause (b)(1) or (b)(2) of the following paragraph be included for purposes of this clause (iii), plus (iv) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment. For purposes of clause (iii) of this paragraph (c) the fair market value of any property received as a capital contribution or from the issue or sale of Equity Interests or convertible debt securities shall be the amount of cash received upon conversion of such property.

In determining the aggregate amount expended for Restricted Payments for purposes of clause (c) of this paragraph, 100% of the amounts expended pursuant to clauses (a) of the next succeeding paragraph (but only to the extent the declaration thereof has not already decreased amounts available for Restricted Payments pursuant to clause (c) of this paragraph),
(b)(3), (b)(4), (b)(5) and (b)(6) of the next succeeding paragraph shall be included.

       The foregoing provisions will not prohibit (a) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with the provisions of the Indenture or
(b) if no Default or Event of Default shall have occurred or be continuing immediately following such Restricted Payment, (1) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (iii) of the preceding paragraph; (2) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(iii) of the preceding paragraph; (3) payment of cash dividends on shares of the Company's Non-Voting
Preferred Stock outstanding on the date of the Indenture; provided that the aggregate amount of all such dividends following the date of the Indenture shall not exceed $1.5 million; (4) loans or advances to employees made in the ordinary course of business not exceeding $2.0 million outstanding at any one time; (5) payment of dividends by any Restricted Subsidiary of the Company on any class of Equity Interests of such Restricted Subsidiary if (A) such dividend is paid pro rata to all holders of such Equity Interests and (B) the Company and one or more of its Wholly Owned Restricted Subsidiaries own at least 80% of the Equity Interests of such Restricted Subsidiary; and (6) other Restricted Payments in an aggregate amount since the date hereof not to exceed $2.0 million.

       Not later than the date of making any Restricted
Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.08.   Dividend and Other Payment Restrictions
                Affecting Subsidiaries.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted
Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or
(B) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness as in effect on the date hereof, (B) the New Credit Facility as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of the Indenture, (C) the Indenture and the Notes, (D) applicable law,
(E) any agreement or instrument binding on a Person acquired by the Company or any of its Restricted Subsidiaries, or on the property or assets of such Person, as in effect at the time of such acquisition (except to the extent such encumbrance or restriction was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (F) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (G) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in this clause (iii) on the property so acquired or (H) Permitted Refinancing
Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09.   Line of Business.

       The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Section 4.10.   Asset Sales.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless
(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted
Subsidiary is in the form of cash; provided that (x) the amount of (1) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary
(other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets and (2) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision, (y) if the Company or any Restricted Subsidiary has acquired a Person engaged in a Permitted Business (a "Prior Acquisition") within 365 days prior to any Asset Sale involving assets acquired in the Prior Acquisition (the "Subsequent Asset Sale"), then, subject to the following proviso, all or a portion of the consideration received by the Company or the applicable Restricted Subsidiary in connection with such Subsequent Asset Sale need not be in the form of cash; provided, however, that (1) such non-cash consideration may not exceed 20% of the aggregate consideration paid by the Company or such Restricted
Subsidiary in the Prior Acquisition and (2) the aggregate fair market value of all such non-cash consideration received by the Company and its Restricted Subsidiaries since the date of the Indenture shall not exceed $20 million, and (z) any sale by the Company or any Restricted Subsidiary of Equity Interests of any Unrestricted Subsidiary of the Company shall not be subject to the requirement set forth in clause (ii) of this paragraph.

       Within 270 days after the receipt of any Net
Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce Senior Revolving Debt (and to correspondingly reduce Commitments with respect thereto, unless such revolving credit debt could be incurred under the first paragraph of Section 4.14 hereof) or
(b) to an investment in a Permitted Business, or the making of a capital expenditure or the acquisition of other long-term/tangible assets or other assets that would be included as property, plant and equipment on a balance sheet in accordance with GAAP, in each case, utilized in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited herein. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."
When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount at maturity of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in
Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, any remaining Excess Proceeds upon completion of such offer to purchase shall cease to be Excess Proceeds and may be used by the Company for general corporate purposes. If the aggregate principal amount at maturity of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

       An Asset Sale Offer shall be made pursuant to the provisions of Section 3.09 hereof. No later than the date which is five (5) Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall notify the Trustee of such Asset Sale Offer in accordance with Section 3.09 hereof and commence or cause to be commenced the Asset Sale Offer on a date no later than fifteen
(15) Business Days after such notice (the "Commencement
Date).

       The Asset Sale Offer shall be made by the Company in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and the rules thereunder, to the extent applicable, and all other applicable federal and state securities laws.

Section 4.11.   Transactions with Affiliates.

             The Company shall not, and shall not
permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, an Officer's Certificate setting forth a resolution of the Board of Directors to the effect that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion issued by an investment banking firm of national standing as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view; provided that the following shall not be deemed Affiliate Transactions: (x) reasonable and customary payments and other benefits
(including indemnification) provided to directors for service on the Board of Directors of the Company or any Restricted
Subsidiary, including the reimbursement or advancement of out-of-pocket expenses and directors' and officers' liability insurance; (y) transactions between or among the Company and/or its Restricted Subsidiaries; and (z) Restricted Payments permitted by clauses (a), (b)(3) and (b)(5) of the second paragraph of Section 4.07 hereof.

Section 4.12.   Liens.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted
Liens, on any asset now owned or hereafter acquired or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness unless (i) such Indebtedness is pari passu in right of payment with the Notes and (ii) all Obligations with respect to the Notes are secured on an equal and ratable basis with the Indebtedness so secured.

Section 4.13.   Sale and Lease Back Transactions.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the applicable Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.14 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.10 hereof.

Section 4.14.   Incurrence of Indebtedness and Issuance
                of Preferred Stock.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company will not issue any Disqualified
Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that (i) the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock if (A) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1 determined on a pro forma basis after giving effect to the incurrence of such Indebtedness or issuance of Disqualified Stock (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness or Disqualified Stock had been incurred or issued, as applicable, at the beginning of such four-quarter period and (B) any such Indebtedness that is subordinated in right of payment to the Notes provides for no sinking fund payments, and does not mature, prior to October 1, 2006;
provided, however, that the provisions of this clause (B) shall not apply to up to $10 million aggregate principal amount of subordinated Indebtedness of the Company outstanding at any time that is incurred to fund all or a portion of the purchase price of the acquisition of all of the Capital Stock or assets of any entity engaged in a Permitted Business and (ii) any Restricted Subsidiary may incur Acquired Debt and
Attributable Debt in respect of permitted sale and leaseback transactions in an aggregate amount not to exceed $5.0 million outstanding at any time if the Fixed Charge Coverage Ratio for the Company's most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which the Acquired Debt or Attributable
Debt is incurred would have been at least 2.0 to 1 determined on a pro forma basis after giving effect to the incurrence of such Acquired Debt or Attributable Debt as if it had been incurred at the beginning of such four-quarter period.

       The foregoing provisions will not apply to:

    (i)   the incurrence by the Company of Senior
Revolving Debt for working capital purposes (with letters of credit thereunder being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) in an aggregate principal amount not to exceed the Borrowing Base;

      (ii)   the incurrence by the Company of
Indebtedness represented by the Notes;

     (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or purchase of equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5 million at any time outstanding;

      (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (including the cost thereof), Existing Indebtedness or Indebtedness that was permitted hereby to be incurred (other than Indebtedness incurred pursuant to clause (xi) of this paragraph); provided, however, that no Restricted Subsidiary shall incur Permitted Refinancing Indebtedness in respect of Indebtedness of the Company;

    (v) the incurrence by the Company or any of its Wholly Owned Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that
(i) any subsequent issuance or transfer (other than for security purposes) of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly
Owned Restricted Subsidiary and (ii) any sale or other transfer (other than for security purposes) of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned
Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

      (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

     (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance or advance payment bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business;

    (viii)   the incurrence by the Company of
Indebtedness under a Guarantee of any Indebtedness of a Restricted Subsidiary permitted to be incurred pursuant to the Indenture;

      (ix)   the incurrence by the Company of
Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $5.0 million;

    (x)   the incurrence by the Company of
Indebtedness under a Guarantee of any Indebtedness of an employee of the Company or any of its Restricted Subsidiaries incurred by such employee in connection with his or her relocation for work purposes in a principal amount not to exceed $1.0 million outstanding at any time, and any refinancing of such employee Indebtedness; provided, however, that the principal amount of such refinanced Indebtedness shall not exceed the principal amount of the Indebtedness so refinanced; and

    (xi) the incurrence by the Company of up to $15.0 million principal amount of Permitted Acquisition Indebtedness after the date hereof.

       For purposes of determining compliance with this covenant from time to time, (i) in the event that an item of Indebtedness meets the criteria of more than one type of Indebtedness permitted by this covenant, the Company in its sole discretion will for purposes of this covenant, classify such item of Indebtedness as only one such type and will only be required to include the amount of such Indebtedness in such one type; and (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of liability in respect thereto determined in accordance with GAAP.

Section 4.15.   Offer to Purchase Upon Change of
                Control.

       Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").

       Within thirty (30) calendar days following any Change of Control, the Company shall mail a notice to each Holder stating:

       (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered will be accepted for payment;

       (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment
             Date");

       (3) that any Note not properly tendered will continue to accrue interest;

       (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control
             Payment Date;

       (5)   that Holders electing to have any Notes
             purchased pursuant to a Change of Control
             Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry, to the Paying Agent at the address specified in the notice prior to the close of business at least one Business Day preceding the Change of Control Payment Date;

       (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one Business Day prior to the close of business on the Change of Control
             Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

       (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered
             (or transferred by book-entry), which
             unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof; and

       (8) the circumstances and material facts regarding such Change of Control (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control).

       On the Change of Control Payment Date, the
Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

       The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.


Section 4.16.   Corporate Existence.

       Subject to Section 4.15 and Article 5 hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary, as the case may be, and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.


                  ARTICLE 5
                 SUCCESSORS

Section 5.01.   Merger, Consolidation, or Sale of Assets.

       The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (a) of the first paragraph of Section 4.14 hereof.

Section 5.02.   Successor Corporation Substituted.

       Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that, solely for purposes of computing Consolidated Net Income for purposes of clause
(c)(i) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any Person other than Unilab and its Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and provided, however, in the case of any sale, assignment, transfer, lease, conveyance or other disposition of less than all of the assets of the Company, the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Notes.


                 ARTICLE 6
            DEFAULTS AND REMEDIES

Section 6.01.   Events of Default.

       An "Event of Default" occurs if:

          (a)   the Company defaults in the payment of
    interest on the Notes when the same becomes due and payable and such default continues for a period of thirty (30) days;

          (b)   the Company defaults in the payment of
    principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise;

          (c)   the Company fails to comply with the
    provisions of Sections 4.07, 4.10 and 5.01 hereof and such Default continues for a period of thirty (30) days;

          (d)   the Company fails to comply with any
    other agreement or covenant in, or provision of, the Notes or this Indenture for sixty (60) days after notice from the Trustee or Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes;

          (e)   a default occurs under any mortgage,
    indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay when due the final scheduled principal installment on the stated maturity thereof prior to the expiration of the grace period set forth in the documents governing such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (f)   the Company or any of its Restricted
    Subsidiaries fails to pay final judgments aggregating in excess of $5.0 million if (A) any creditor has commenced an enforcement proceeding with respect to such final judgments or (B) such final judgments are not paid, discharged or stayed within 60 days of their entry;

          (g)   the Company or any Restricted
    Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

             (i)    commences a voluntary case,

             (ii)   consents to the entry of an order for
             relief against it in an involuntary case in which it is the debtor,

             (iii)  consents to the appointment of a
             Custodian of it or for all or substantially all of its property,

             (iv)   makes a general assignment for the
             benefit of its creditors, or

             (v)    admits in writing its inability
             generally to pay its debts as the same
             become due;

             (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (i)    is for relief against the Company or
             any Restricted Subsidiary that is a
             Significant Subsidiary or group of
             Restricted Subsidiaries that, together,
             would constitute a Significant Subsidiary of the Company in an involuntary case in which it is the debtor,

             (ii)   appoints a Custodian of the
             Company or any Restricted Subsidiary
             that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of
             Restricted Subsidiaries that, together,
             would constitute a Significant Subsidiary of the Company, or

             (iii)  orders the liquidation of the
             Company or any Restricted Subsidiary
             that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company,

    and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.   Acceleration and Payment of Premium.

       If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (g) and (h) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes by written notice to the Company (and the Trustee, if given by Holders) may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit
Facility, shall become due and payable upon the first to occur of an acceleration under the New Credit Facility or five business days after receipt by the Company and the administrative agent under the New Credit Facility of notice of such acceleration under the Indenture if such Event of Default is continuing at such time. If an Event of Default with respect to the Company specified in clauses (g) or (h) of Section 6.01 hereof occurs, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

       In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any of its Subsidiaries with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any of its Subsidiaries with the intention of avoiding the prohibition on redemption of the Notes prior to April 1, 2001, then the premium payable for purposes of this paragraph for each of the twelve month period beginning on April 1 of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment:

          Year                   Percentage

          1996 . . . . . . . . . . 111.000%
          1997 . . . . . . . . . . 109.900%
          1998 . . . . . . . . . . 108.800%
          1999 . . . . . . . . . . 107.700%
          2000 . . . . . . . . . . 106.600%

    The Holders of a majority in principal amount at maturity of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.03.   Other Remedies.

       If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.   Waiver of Past Defaults.

       Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.   Control by Majority.

       Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

Section 6.06.   Limitation on Suits.

       A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes if:

          (a)   the Holder gives to the Trustee written
    notice of a continuing Event of Default or the Trustee receives such notice from the Company;

          (b) the Holders of at least 25% in principal amount at maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c)   such Holder or Holders offer and, if
    requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d)   the Trustee does not comply with the
    request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity;
    and

          (e) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.   Rights of Holders of Notes to Receive
                Payment.

       Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.   Collection Suit by Trustee.

       If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee pursuant to
Section 7.07 hereof.

Section 6.09.   Trustee May File Proofs of Claim.

       The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.   Priorities.

       If the Trustee collects any money pursuant to this
Article 6, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second:  to Holders for amounts due and
    unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

          Third:   without duplication, to Holders for
    any other Obligations owing to the Holders under this Indenture or the Notes; and

          Fourth:   to the Company or to such other
    party as a court of competent jurisdiction shall direct.

       The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.   Undertaking for Costs.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Notes.


                 ARTICLE 7
                  TRUSTEE

Section 7.01.   Duties of Trustee.

       (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       (b)   Except during the continuance of an Event of
    Default:

          (i)   the duties of the Trustee shall be
    determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

       (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible
    Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

       (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

       (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

       (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.   Rights of Trustee.

       (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

       (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

       (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

       (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

       (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

       (f)  The Trustee shall not be charged with
knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.

Section 7.03.   Individual Rights of Trustee.

       The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.
Any Agent may do the same with like rights and duties.

Section 7.04.   Trustee's Disclaimer.

       The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying
Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.   Notice of Defaults.

       If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to the Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.01(a) or (b) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06.   Reports by Trustee to Holders of the
                Notes.

       Within 60 days after each March 1 beginning with the March 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

       A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.   Compensation and Indemnity.

       The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

       The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07), and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The
Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

       The obligations of the Company under this Section
7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

       To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

       When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.   Replacement of Trustee.

       A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

       The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount at maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)   the Trustee fails to comply with Section
    7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c)   a Custodian or public officer takes
    charge of the Trustee or its property; or

          (d)   the Trustee becomes incapable of acting.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount at maturity of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee, after written request by any Holder fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor
Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.   Successor Trustee by Merger, etc.

       If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor
Trustee or Agent.

Section 7.10.   Eligibility; Disqualification.

       There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

    This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.   Preferential Collection of Claims Against
                Company.

    The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                  ARTICLE 8
  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.   Option to Effect Legal Defeasance or
                Covenant Defeasance.

    The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers'
Certificate and at any time, elect to have either Section 8.02 or
8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.   Legal Defeasance and Discharge.

    Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) of this Section 8.02, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, or on the redemption date, as the case may be, (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trust, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this
Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

Section 8.03.   Covenant Defeasance.

    Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.01(a) through 6.01(f) hereof, but, except as specified above, the remainder of this Indenture, such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(a) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.   Conditions to Legal or Covenant
                Defeasance.

    The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

    In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company shall irrevocably have deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) cash in Dollars in an amount, or (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, and interest on the outstanding Notes, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Securities;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
    (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
    (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Sections 6.01(g) and 6.01(h) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

         (e)     such Legal Defeasance or Covenant
    Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, (A) no Event of Default under Sections 6.01(g) and 6.01(h) hereof shall have occurred and (B) the trust funds are not, as of the date of such opinion, subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g)     the Company shall have delivered to the
    Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (h)     the Company shall have delivered to the
    Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.   Deposited Money and Government
                Securities to be Held in Trust; Other
                Miscellaneous Provisions.

    Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

       The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

       Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.   Repayment to Company.

       The Trustee shall promptly pay to the Company, after written request therefor, any money held at such time in excess of the amounts required to pay any of the Company's
Obligations then owing with respect to the Notes.

       Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest, if any, have become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York
Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.   Reinstatement.

       If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying
Agent.




                  ARTICLE 9
      AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.   Without Consent of Holders of Notes.

       Notwithstanding Section 9.02 hereof, the
Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a
Note:

          (a)   to cure any ambiguity, defect or
    inconsistency;

          (b)   to provide for uncertificated Notes in
    addition to or in place of certificated Notes;

          (c)   to provide for the assumption of the
    Company's obligations under this Indenture to the Holders in the case of a merger or consolidation;

          (d)   to make any change that would provide
    any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

          (e)   to comply with requirements of the
    Commission in order to effect or maintain the qualification of this Indenture under the TIA.

       Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.   With Consent of Holders of Notes.

       Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

       Upon the request of the Company accompanied by a Board Resolution, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

       It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

       After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections
6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding may waive any existing default or compliance in a particular instance by the Company with any provision of this Indenture or the Notes. Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder);

          (a)   reduce the principal amount at maturity
    of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b)   reduce the principal of or change the
    fixed maturity date of any Note, alter any of the provisions with respect to the redemption of the Notes or alter the price at which the Company must offer to purchase the Notes pursuant to an Asset Sale Offer or any Change of Control Offer;

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d)   waive a Default or Event of Default in
    the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity thereof and a waiver of the payment default that resulted from such acceleration), including any payment pursuant to an Asset Sale Offer or a Change of Control Offer;

          (e)   make any Note payable in money other
    than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes.

          (g)   waive a redemption or purchase payment
    with respect to any Note; or

          (h)   make any change in the foregoing
    amendment and waiver provisions.


Section 9.03.   Compliance with Trust Indenture Act.

       Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04.   Revocation and Effect of Consents.

       Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent
Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

       The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Company shall designate.

Section 9.05.   Notation on or Exchange of Notes.

       The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

       Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.   Trustee to Sign Amendments, etc.

       The Trustee shall sign any amendment or
supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it. In signing or refusing to sign any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                 ARTICLE 10
                MISCELLANEOUS

Section 10.01.  Trust Indenture Act Controls.

       If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 10.02.  Notices.

       Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

       If to the Company:

          Unilab Corporation
          Corporate Headquarters
          18448 Oxnard Street
          Tarzana, CA 91356
          Attention: Chief Financial Officer
          Facsimile No.:  (818) 757-0601

       With, in the case of a notice of Default, or an Event of Default, a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, NY  10017
          Attention:  Robert Heckart, Esq.

       If to the Trustee:

          Marine Midland Bank
          140 Broadway, 12th Floor
          New York, NY  10005
          Attention:  Corporate Trust Administration
          Facsimile No.:  (212) 658-6425

       The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

       Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

       If a notice or communication to Holders is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

       If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.




Section 10.03.  Communication by Holders of Notes with
                Other Holders of Notes.

       Holders may communicate pursuant to TIA
Section 312(b) with other Holders with respect to their rights under this or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.04.  Certificate and Opinion as to Conditions
                Precedent.

       Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

       (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants provided for in this Indenture relating to the proposed action have been satisfied; and

       (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 10.05.  Statements Required in Certificate or
                Opinion.

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA
Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a)   a statement that the Person making such
    certificate or opinion has read such covenant or condition;

          (b)   a brief statement as to the nature and
    scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 10.06.  Rules by Trustee and Agents.

       The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07.  No Personal Liability of Directors,
                Officers, Employees and Stockholders.

       No past, present or future director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, any guarantee thereof or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 10.08.  Governing Law.

       THE INTERNAL LAW OF THE STATE OF
NEW YORK SHALL GOVERN AND BE USED TO
CONSTRUE THIS INDENTURE AND THE NOTES.

Section 10.09.  No Adverse Interpretation of Other
                Agreements.

       This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10.  Successors.

       All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11.  Severability.

       In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12.  Counterpart Originals.

       The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13.  Table of Contents, Headings, etc.

       The Table of Contents, Cross-Reference Table and
Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.14.  Trustee To Include Paying Agent.

       In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this
Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.



       [Signatures on following page]

                 SIGNATURES





Dated as of March 14, 1996             UNILAB CORPORATION


                                       By:
                                       Name:
                                       Title:



Dated as of March 14, 1996             MARINE MIDLAND BANK



                                       By:
                                       Name:
                                       Title:

                 Exhibit A
               (Face of Note)

          11% SENIOR NOTES DUE 2006


    No.                                                     $

                       UNILAB CORPORATION

    promises to pay to

    or registered assigns,

    the principal sum of $

    on April 1, 2006.

    Interest Payment Dates:  April 1 and October 1.

    Record Dates:  March 15 and September 15.


                                  Dated:    _____________



                                  UNILAB CORPORATION



                                  By:____________________________________
                                  Name:
                                  Title:


Trustee's Certificate of Authentication:

This is one of the Notes
referred to in the
within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee

By:__________________________________

             (Back of Security)

          11% SENIOR NOTES due 2006
                     of
             UNILAB CORPORATION


         Capitalized terms used herein have the
meanings assigned to them in the Indenture (referred to below) unless otherwise indicated.

         1.   Interest.  Unilab Corporation, a
Delaware corporation (the "Company"), promises to pay interest on the principal amount at maturity of the 11% Senior
Notes due 2006 (the "Notes") of which this Note is a part at the rate and in the manner specified below.

         The Company shall pay interest on the
principal amount at maturity of this Note in cash at the rate per annum shown above. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 1996, or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date") to
Holders of record on the immediately preceding March 15 and September 15.

         Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

         2.   Method of Payment.  The Company
will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on March 15 and September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained in the City of New York; provided however, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3.   Paying Agent and Registrar.  Initially,
the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent,
Registrar or co-registrar without notice to any Holder.  The
Company may act in any such capacity.

         4.   Indenture.  The Company issued the
Notes under an Indenture dated as of March 14, 1996 (the "Indenture") between the Company and Marine Midland Bank, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.
Code Sections (77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are unsecured general Obligations of the Company limited to $120,000,000 in aggregate principal amount at maturity, plus amounts, if any, sufficient to pay interest and premium, if any, on outstanding Notes as set forth in Paragraph 1 hereof.

         5.   Optional Redemption.  Except as
provided in the next paragraph, the Notes will not be redeemable at the Company's option prior to April 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount at maturity) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

    Year                 Percentage

    2001                 105.500%
    2002                 103.667%
    2003                 101.833%
    2004 and thereafter  100.000%

         Notwithstanding the foregoing, at any time prior to April 1, 1999, the Company may on one or more occasions redeem up to $42.0 million in aggregate principal amount at maturity of Notes with the net proceeds of one or more public offerings of common stock of the Company at a redemption price equal to 110% of the principal amount at maturity thereof, plus accrued and unpaid interest therein to the applicable date of redemption; provided, that at least $78.0 million in aggregate principal amount at maturity of Notes remain outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption must occur within 90 days of the date of the closing of such public offering.

         6.   Mandatory Redemption.  Except as set
forth under Section 3.09, Section 4.10 and Section 4.15 of the
Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7.   Repurchase at the Option of Holders.
(a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described in the Indenture (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount at maturity thereof plus accrued and unpaid interest, if any, thereon to the date of purchase.

         (b)  When the aggregate amount of Excess
Proceeds from Asset Sales exceeds $5.0 million, the Company shall make an offer to all Holders to purchase the maximum principal amount at maturity of Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount at maturity of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes.

         (c) Holders that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date, and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         8.   Notice of Redemption.  Notice of
redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

         9.   Denominations, Transfer, Exchange.
The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or purchase, except for the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or repurchased during the period between a record date and the corresponding interest payment date.

         10.  Persons Deemed Owners.  The
registered holder of a Note shall be treated as its owner for all purposes.

         11.  Amendments and Waivers.  Subject to
certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations under the Indenture to Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under the Indenture, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

         Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting
Holder): (i) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal or change the fixed maturity date of any Note or alter the provisions with respect to the redemption of the Notes, or alter the price at which the Company must offer to purchase the Notes pursuant to an Asset
Sale Offer or a Change of Control Offer, (iii) reduce the rate of or change the time for payment of interest, on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity thereof and a waiver of the payment default that resulted from such acceleration), including any payment pursuant to an Asset Sale Offer or a Change of Control Offer, (v) make any note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, premium, if any, or interest on the Notes, (vii) waive a redemption or purchase payment with respect to any Note or (viii) make any change in the foregoing amendment and waiver provisions.

         12.  Defaults and Remedies.  Events of
Default occur if: (a) the Company defaults in the payment of interest on the Notes when the same becomes due and payable and such default continues for a period of thirty (30) days; (b) the Company defaults in the payment of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (c) the Company fails to comply with the provisions of Sections 4.07,
4.10 and 5.01 of the Indenture and such Default continues for a period of thirty (30) days; (d) the Company fails to comply with any other agreement or covenant in, or provision of, the Notes or the Indenture for sixty (60) days after notice from the Trustee or Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes; (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (i) is caused by a failure to pay when due the final scheduled principal installment on the stated maturity thereof prior to the expiration of the grace period set forth in the documents governing such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (f) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $5.0 million, if (A) any creditor has commenced an enforcement proceeding with respect to such final judgments or (B) such judgments are not discharged or stayed within 60 days of their entry; or (g) certain events of bankruptcy with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary.

         If any Event of Default occurs and is
continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Facility (as defined in the Indenture), shall become due and payable upon the first to occur of an acceleration under the New Credit Facility or five business days after receipt by the Company and the administrative agent under the New Credit Facility of notice of such acceleration under the Indenture if such Event of Default is continuing at such time. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.

         Subject to certain limitations, Holders of a majority of principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         13.  Trustee Dealings with Company.  The
Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         14.  No Recourse Against Others.  No past,
present or future director, officer, employee, incorporator or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         15.  Authentication.  This Note shall not be
valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16.  Abbreviations.  Customary
abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN
ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to
Minors Act).

         17.  CUSIP Numbers.  Pursuant to a
recommendation promulgated by the Committee on Uniform
Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         18.  Governing Law.  THE INTERNAL
LAW OF THE STATE OF NEW YORK SHALL GOVERN
AND BE USED TO CONSTRUE THE INDENTURE AND
THE NOTES.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.
Request may be made to:

              Unilab Corporation
              Corporate Headquarters
              18448 Oxnard Street
              Tarzana, CA  91356
              Attention:  Chief Financial Officer

              Assignment Form


    To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

____________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

_____________________________________________________________

Date: _____________



Your Signature:___________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

               Option of Holder to Elect Purchase

       If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of this Indenture, check the box below:

            ___   Section 4.10          ___   Section 4.15

       If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section
4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date: ___________   Your Signature: _____________________________
                   (Sign exactly as your name appears on the Note)

                    Tax Identification No.: ______________________


Signature Guarantee.